SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              AUGUST 25, 1998
                     (Date of earliest event reported)


                      Marsh & McLennan Companies, Inc.
           (Exact name of Registrant as specified in its charter)


        Delaware                 1-5998                 36-2668272
        (State of          (Commission File No.)       (IRS Employer
      Incorporation)                                  Identification No.)



                        1166 Avenue of the Americas
                             New York, New York
                  (Address of principal executive offices)


                                   10036
                                 (zip code)


                               (212) 345-5000
            (Registrant's telephone number, including area code)



 Item 5.   Other Events

           On August 25, 1998, Marsh & McLennan Companies, Inc. (the "Registrant") announced that it and Sedgwick Group plc ("Sedgwick") had reached agreement on the terms of a recommended offer (the "Offer") to be made on behalf of the Registrant to acquire the entire issued share capital of Sedgwick in a cash transaction with a total value of pound sterling 1.25 billion (approximately $2 billion). Pursuant to the Offer, which was approved by the board of directors of both companies, the Registrant will pay 225 pence for each ordinary share of Sedgwick and pound sterling 1.25 for each American Depositary Share of Sedgwick.

           The Registrant has indicated that it anticipates ultimately achieving as a result of the transaction pre-tax cost savings of approximately $200 million per year, with the most significant impact occurring in the year 2000. The Registrant also reported that it expects the acquisition to be accretive to its earnings per share, beginning in the year 2000.

           The foregoing description of the Offer is qualified in its entirety by reference to the Registrant's press release and the press announcement of the Registrant and Sedgwick both dated August 25, 1998, copies of which are attached as exhibits hereto and are incorporated by reference herein in their entirety.

           The Registrant cautions that certain forward looking statements contained in this Current Report on Form 8-K and the exhibits attached hereto or other statements which may be made about the transaction, including, without limitation, the effect of the combination of the Registrant and Sedgwick on the Registrant's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described herein or in any such statements. Factors that may cause actual results to differ materially from those contemplated by any such forward looking statements, include, among others, the following: (i) unanticipated events and circumstances may occur rendering the transaction less beneficial to the Registrant than projected;
 (ii) the Registrant and Sedgwick face intense competition in their markets, and there is, accordingly, no guarantee that after consummation of the transaction the Registrant will achieve the expected financial and operating results and synergies; and (iii) the ability of the Registrant and Sedgwick to successfully integrate their operations and thereby achieve the anticipated cost savings and be in a position to take advantage of potential opportunities for growth. Results actually achieved thus may differ materially from the expected results described herein or in any such statements.

 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits

      (c)  Exhibits

           99(a)     Registrant's press release dated August 25, 1998.

           99(b) Press announcement of the Registrant and Sedgwick Group plc dated August 25, 1998.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MARSH & McLENNAN COMPANIES, INC.



                          By: /s/ Gregory  Van Gundy
                             ----------------------------
                          Name:   Gregory Van Gundy
                          Title:  Secretary



 Date:  August 26, 1998



                               EXHIBIT INDEX


 Exhibit No.

   99(a)     Registrant's press release dated August 25, 1998.

   99(b) Press announcement of the Registrant and Sedgwick Group plc dated August 25, 1998.